UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2009 (July 29, 2009)
HCA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	75-2497104
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

One Park Plaza, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On July 29, 2009, HCA Inc. (the “Company”) announced that it intends to offer and sell $750,000,000 aggregate principal amount of senior secured first lien notes due 2020 (the “Notes”). In accordance with the terms of its senior secured credit facilities, the Company will use the net proceeds from the offering to repay term loans under its cash flow credit facility.
     The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
     The text of the press release is set forth as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     Exhibit 99.1      Press Release dated July 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC. (Registrant)
By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: July 29, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release dated July 29, 2009.